Exhibit 23.2
                    Consent of Crowe, Chizek and Company LLP



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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use in this Registration Statement on Form SB-2 filed with the Securities and Exchange Commission and Form AC filed with the Office of Thrift Supervision of our report dated February 24, 2000, on the financial statements of Lawrence Federal Savings Bank as of and for the years ended December 31, 1999 and 1998. We also consent to the reference to us under the headings "The Conversion - Effects of Conversion to Stock Form - Tax Effects," "Legal and Tax Opinions," and "Experts" in this Registration Statement on Forms SB-2 and AC.


                                             /s/Crowe, Chizek and Company LLP
                                             --------------------------------
                                             Crowe, Chizek and Company LLP


Columbus, Ohio
October 25, 2000